Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

IN RE AQUA METALS, INC. STOCKHOLDER DERIVATIVE LITIGATION	Master File No.: 1:18-cv-00201-LPS STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated August 18, 2021 (the “Stipulation” or the “Settlement”), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record: (i) Al Lutzker (“Lutzker”), Chau Nguyen (“Nguyen”), Albert Stafford (Stafford”), Jerry Davis (“Davis”), Sherry Lu (“Lu”), Richard Byrne (“Byrne”), and Christopher Ballentine (“Ballentine”) (“Plaintiffs”), derivatively on behalf of nominal defendant Aqua Metals, Inc. (“Aqua Metals” or the “Company”); (ii) Stephen R. Clarke, Thomas Murphy, Selwyn Mould, Vincent L. Divito, Mark Slade, and Mark Stevenson (the “Individual Defendants”); and (iv) nominal defendant Aqua Metals (together with the Individual Defendants, “Defendants”). This Stipulation is intended by the Settling Parties1 to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims in the above captioned action (as defined in section IV, ¶1.16), subject to the terms and conditions set forth herein.

I.            FACTUAL AND PROCEDURAL BACKGROUND

A.    The Derivative Action

On February 2, 2018, Plaintiff Lutzker filed a verified shareholder derivative complaint on behalf of Aqua Metals against certain of the Individual Defendants asserting claims for breach of fiduciary duties, violations of Section 14(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”), insider selling, and unjust enrichment in the United States District Court for the District of Delaware (“Court”). On February 28, 2018 Plaintiff Nguyen filed a similar verified shareholder derivative complaint on behalf of the Company. On March 9, 2018, March 15, 2018, and April 4, 2018, respectively, Plaintiffs Stafford and Davis together, Plaintiff Lu individually, and Plaintiffs Byrne and Ballentine together, also filed similar verified shareholder derivative complaints on behalf of the Company. On May 3, 2018, the Court entered an order consolidating the five derivative actions to form the above-captioned “Derivative Action” and appointed Hynes Keller & Hernandez, LLC and The Brown Law Firm, P.C. as Co-Lead Counsel of the Derivative Action.

1 All capitalized terms not otherwise defined are defined in section IV, ¶1.

On June 1, 2018, the parties to the Derivative Action filed a Joint Motion to Stay Litigation in deference to resolution of a motion to dismiss in the related securities class action captioned In re Aqua Metals, Inc. Securities Litigation, Case No. 4:17-cv-7142, pending in the United States District Court for the Northern District of California (the “Securities Class Action”). On June 4, 2018, the Court granted the motion to stay. On August 14, 2019, Judge Haywood S. Gilliam, Jr. entered an order granting in part, with leave to amend, and denying in part the motion to dismiss the consolidated complaint in the Securities Class Action.

On January 24, 2020, Plaintiffs filed their 183-page consolidated amended verified shareholder derivative complaint (the “Complaint”). The Complaint alleges that as early as May 19, 2016 and through at least November 9, 2017 (the “Relevant Period”), the Individual Defendants made and/or caused the Company to make false and misleading statements regarding the Company’s “AquaRefining” technology, and the purported milestones Aqua Metals was achieving via its AquaRefining. These purported milestones included conducting successful tests involving its technology, commissioning new facilities to recycle lead acid battery (“LAB”), and beginning commercial production for AquaRefining.

The Complaint alleges that, in reality, the Company’s AquaRefining technology was not commercially viable as there were operational deficiencies and other significant problems that existed with the Company’s operations and management. The Complaint alleges that the Individual Defendants breached their fiduciary duties to Aqua Metals by allowing and/or engaging in a course of conduct to deceive the investing public through the issuance of false and misleading statements about the true state of affairs at the Company, resulting in the artificial inflation of the Company’s stock price, by failing to correct and/or causing the Company to fail to correct the false and misleading statements, and by failing to maintain an adequate system of oversight, disclosure controls and procedures, and internal controls over financial reporting.

On November 16. 2020, Judge Haywood S. Gilliam, Jr. entered an order dismissing the Section 10(b) and Rule 10b-5 claim based on alleged misrepresentations or omissions in the amended complaint filed in the Securities Class Action.

B.    Settlement Efforts in the Derivative Action

On December 9, 2020, Plaintiffs’ Counsel and counsel for Aqua Metals and the Individual Defendants attended a mediation session (the “Mediation”). The Mediation was conducted under the mediation privilege and supervised by Jed D. Melnick, Esq. (the “Mediator”). Prior to the Mediation, Plaintiffs’ Counsel sent a comprehensive settlement demand to counsel for the Defendants, and the Settling Parties exchanged mediation briefs and mediation reply briefs.

The Settling Parties were unable to reach agreement on a settlement at the Mediation. The Settling Parties, however, continued to engage in good faith settlement negotiations for five months following the Mediation, and ultimately, on May 10, 2021, reached agreement on the substantive consideration for the Settlement (i.e., the corporate governance reforms outlined in Exhibit A) (the “Corporate Governance Reforms” or “Reforms”), subject to Court approval.

After May 10, 2021, the Settling Parties initiated negotiations in good faith, at arm’s- length, and on an informed basis regarding the amount of attorneys’ fees to be paid to Plaintiffs’ Counsel. On June 21, 2021, in recognition of the substantial benefits Plaintiffs’ Counsel’s efforts and the Reforms have conferred on Aqua Metals, the Settling Parties agreed to the amount of attorneys’ fees to be paid to Plaintiffs’ Counsel by the Company’s insurers subject to Court approval.

The Settling Parties then documented the Settlement in this Stipulation.

II.          PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe that the Derivative Action has substantial merit, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Action. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation and the possible defenses to the claims alleged in the Derivative Action.

Plaintiffs’ Counsel have conducted extensive investigations and analyses, including, inter alia: (i) reviewing Aqua Metals’ press releases, public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) reviewing related media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Derivative Action and potential defenses thereto; (iv) preparing and filing initial complaint(s) and the consolidated complaint; (v) conducting damages analyses; (vi) conducting research into corporate governance at Aqua Metals, as well as industry-wide best practices; (vii) preparing a comprehensive settlement demand in furtherance of Plaintiffs’ efforts to resolve the Derivative Action in the best interests of the Company and its stockholders; (viii) preparing a mediation brief and a mediation reply brief; (ix) evaluating the merits of, and the defendants’ potential liability in connection with, the Securities Class Action; (x) attending the Mediation; and (xi) negotiating this Settlement with Defendants.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Aqua Metals. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Aqua Metals and have agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein.

III.         DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Derivative Action. The Individual Defendants expressly deny all allegations of wrongdoing or liability against them arising out of, based upon, or related to any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Derivative Action. Without limiting the foregoing, each of the Individual Defendants denies, among other things, that they or any other current or former Aqua Metals directors or officers breached their fiduciary duties or any other duty owed to Aqua Metals, or that Plaintiffs, Aqua Metals, or Aqua Metals’s stockholders suffered any damage or were harmed as a result of any conduct alleged in the Derivative Action or otherwise. Each of the Individual Defendants has further asserted and continues to assert that at all relevant times, he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of Aqua Metals and its stockholders.

Nonetheless, and without admitting the validity of any of the claims the Plaintiffs have asserted in the Derivative Action, or any liability with respect thereto, the Individual Defendants have concluded that further proceedings would be protracted and expensive and have determined that it is desirable that the claims against them be settled on the terms reflected in this Stipulation. The Individual Defendants and Aqua Metals are entering into this Settlement solely to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation, and without admitting any wrongdoing or liability whatsoever. Aqua Metals believes that the Settlement is fair, reasonable, adequate, and in the best interests of Aqua Metals and its stockholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against Defendants of any fault, damage, wrongdoing, or concession of liability whatsoever.

IV.         TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, between Plaintiffs and Defendants, by and through their undersigned counsel, in consideration of the benefits flowing to the Settling Parties from the Settlement, and subject to the approval of the Court pursuant to Federal Rule of Civil Procedure 23.1, that the claims asserted in the Derivative Action and the Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished, and released, and the Derivative Action shall be dismissed with prejudice and with full preclusive effect, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1     “Aqua Metals” or the “Company” means Aqua Metals and includes all of its subsidiaries, predecessors, successors, affiliates, assigns, officers, directors, employees, and agents.

1.2     “Court” means the United States District Court for the District of Delaware.

1.3     “Current Aqua Metals Stockholders” means all record holders and beneficial owners of the common stock of Aqua Metals as of August 18, 2021 who continue to own Aqua Metals common stock as of the date of the Settlement Hearing, and their successors-in-interest, excluding Defendants and other officers and directors of Aqua Metals, as well as members of their families, their legal representatives, heirs, successors, or assigns, and any entity in which they have or had a controlling interest.

1.4     “Defendants” means, collectively, nominal defendant Aqua Metals and the Individual Defendants.

1.5     “Defendants’ Counsel” means Greenberg Traurig, LLP and Wilson Sonsini Goodrich & Rosati.

1.6     “Derivative Action” means the consolidated case captioned In re Aqua Metals, Inc. Stockholder Derivative Litigation, Master File No.: 1:18-cv-00201-LPS pending in this Court.

1.7     “Effective Date” means the date by which the events and conditions specified in section IV, ¶6.1 of this Stipulation have been met and have occurred.

1.8     “Final” means when the last of the following, with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit D, attached hereto, shall have occurred: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeal has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for review pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.9     “Individual Defendants” means Stephen R. Clarke, Thomas Murphy, Selwyn Mould, Vincent L. Divito, Mark Slade, and Mark Stevenson.

1.10    “Judgment” means the Final Order and Judgment to be rendered by the Court upon final approval of the Settlement, substantially in the form attached hereto as Exhibit D.

1.11    “Notice” means the Notice to Current Aqua Metals Stockholders of Proposed Settlement and Dismissal with Prejudice of Derivative Action, substantially in the form attached hereto as Exhibit B.

1.12    “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.13    “Plaintiffs” means Al Lutzker, Chau Nguyen, Albert Stafford, Jerry Davis, Sherry Lu, Richard Byrne, and Christopher Ballentine, together with any of their respective agents, heirs, assigns, predecessors, and/or successors.

1.14    “Plaintiffs’ Counsel” means (i) Hynes & Hernandez LLC, (ii) The Brown Law Firm, P.C., (iii) Gainey McKenna & Egleston, (iv) Bragar Eagel & Squire, P.C, (v) The Rosen Law Firm, P.A., (vi) Farnan LLP, and (vii) Rigrodsky Law, P.A.

1.15    “Related Persons” means each of the Defendants’ past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other individual or entity in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.

1.16    “Released Claims” shall collectively mean: (i) any and all claims for relief (including Unknown Claims, as defined in ¶1.22 below), actions, suits, claims, debts, disputes, demands, rights, liabilities, sums of money due, judgments, matters, issues, charges of any kind (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), and claims of relief or causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or unasserted, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that have been asserted in the Derivative Action or could have been asserted in the Derivative Action or in any other action or forum by Plaintiffs, Aqua Metals, or by any other stockholder of Aqua Metals against each and every Defendant and the Released Persons, arising out of, relating to, or based upon the facts, transactions, matters, events, occurrences, acts, disclosures, statements, SEC filings, practices, omissions, or failures to act that were alleged or referred to in the complaints filed in the Derivative Action; and (ii) any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement set forth in this Stipulation.

1.17    “Released Persons” means collectively, Aqua Metals, the Individual Defendants, and their respective Related Persons. “Released Person” means, individually, any of the Released Persons.

1.18    “Securities Class Action” means the securities class action styled as In re Aqua Metals, Inc. Securities Litigation, Case No. 4:17-cv-7142, pending in the United States District Court for the Northern District of California.

1.19    “Settlement” means the settlement and compromise of the Derivative Action upon the terms and conditions contained in this Stipulation.

1.20    “Settlement Hearing” means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.

1.21    “Settling Parties” means, collectively, each of the Plaintiffs (on behalf of themselves and derivatively on behalf of Aqua Metals), and each of the Defendants. “Settling Party” means, individually, any of the Settling Parties.

1.22    “Unknown Claims” means any Released Claim(s) that Plaintiffs, Aqua Metals or a Aqua Metals stockholder does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. In this regard, with respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Aqua Metals, and its stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits conferred by or under California Civil Code section 1542, and any other law of the United States or any state or territory of the United States or any other state, sovereign, or jurisdiction, or any principle of common law that is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs, Aqua Metals and each Aqua Metals stockholder acknowledge that they may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but they stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs, Aqua Metals, and each Aqua Metals stockholder shall expressly waive and by operation of the Judgment, shall have, fully, finally, and forever compromised, settled, released, discharged, and extinguished any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, apparent or unapparent, whether or not concealed or hidden, which now exist, or heretofore have existed, or may hereafter exist upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge, and the Aqua Metals stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

2.	Terms of the Settlement

Plaintiffs and Aqua Metals have agreed that the Company shall, within sixty (60) days of the date that the Court enters the Judgment, adopt as Board resolutions the Corporate Governance Reforms identified in Exhibit A attached hereto, to the extent such Reforms have not already been adopted and implemented since the Mediation, and disclose the Reforms in a Form 8-K, which the Company will file with the SEC. The Company shall maintain the Reforms for no less than four (4) years after the date that the Court enters the Judgment.

Aqua Metals and the Board of Directors acknowledge that the filing, prosecution, and resolution of the Derivative Action was a material factor in the Board’s decision to adopt, implement, and maintain the Reforms, which confer a substantial benefit upon the Company and its stockholders.

3.	Approval and Notice

3.1    Promptly after execution of this Stipulation, Plaintiffs shall submit this Stipulation together with its exhibits to the Court and apply for entry of an Order Preliminarily Approving Derivative Settlement and Providing for Notice (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Aqua Metals Stockholders; and (iii) a date for the Settlement Hearing as described below.

3.2    The Notice shall summarize the general terms of the Settlement set forth in this Stipulation and shall specify the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit B.

3.3    Within ten (10) days after the entry of the Preliminary Approval Order, Aqua Metals shall cause the notice of the Settlement to be given in the following manner: (i) disclosure of the terms of the Settlement through the filing of a Form 8-K with the SEC, attaching the Stipulation and the Notice as exhibits; (ii) publication of the Notice in Investors’ Business Daily; and (iii) posting of a copy of the Notice and Stipulation on the investor relations page of Aqua Metals’ website. The Notice will contain a link to the investor relations page of Aqua Metals’ website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Settlement Hearing. All costs of the filing, publishing and posting of the notice of the Settlement shall be paid by Aqua Metals and/or its insurers. The Settling Parties believe that the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Aqua Metals Stockholders pursuant to applicable law and due process requirements. At least thirty (30) days prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court an affidavit or declaration attesting to the filing, publishing and posting of the notice of the Settlement.

3.4    Plaintiffs will also request that approximately forty-five (45) days after the notice of the Settlement is given, the Court hold a the Settlement Hearing to consider and determine whether the Final Order and Judgment, substantially in the form of Exhibit D hereto, should be entered.

3.5    Pending the Effective Date, all proceedings in the Derivative Action shall be stayed except as otherwise provided herein.

4.	Plaintiffs’ Counsel’s Attorneys’ Fees and Reimbursement of Expenses

4.1    In recognition of the substantial benefits conferred upon Aqua Metals by the Reforms, Aqua Metals agrees to cause its insurers to pay Plaintiffs’ Counsel four hundred and fifty thousand dollars ($450,000.00) (the “Fee and Expense Amount”), subject to Court approval. The Fee and Expense Amount shall be paid to The Brown Law Firm, P.C. as receiving agent for Plaintiffs’ Counsel within ten (10) business days after the Court enters the Final Approval Order and The Brown Law Firm, P.C. provides Defendants’ Counsel information necessary to effectuate such a transfer of funds, including but not limited to, wire transfer instructions, payment address, and a complete and executed Form W-9 that reflects a valid tax identification number.

4.2    The failure of the Court to approve the negotiated Fee and Expense Amount, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation.

4.3    In the event that the Judgment fails to become Final as defined in ¶1.8 herein, then each firm comprising Plaintiffs’ Counsel and their successors shall be obligated to repay, within thirty (30) business days, the amount of any Fee and Expense Amount each may have received from the Defendants’ and/or their successor(s)’ insurer(s). Each firm comprising Plaintiffs’ Counsel that receives any portion of any Fee and Expense Amount is subject to this Court’s jurisdiction for purposes of enforcing this paragraph or the provisions related to any Fee and Expense Amount.

4.4    Plaintiffs’ Counsel may apply to the Court for a service award of up to one thousand dollars ($1,000.00) for each of the Plaintiffs, only to be paid upon Court approval, and to be paid out of the Fee and Expense Amount, in recognition of Plaintiffs’ participation and effort in the prosecution and settlement of the Derivative Action. The failure of the Court to approve any requested service award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Defendants take no position on the service awards, and neither Aqua Metals nor any of the Individual Defendants shall be liable for any portion of any service award.

4.5    The payment of the Fee and Expense Amount, to the extent it is approved by the Court, shall constitute final and complete payment for Plaintiffs’ attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Derivative Action. Except as otherwise provided herein or except as provided pursuant to indemnification or insurance rights, each of the Settling Parties shall bear his, her, or its own costs, expenses, and attorneys’ fees.

5.	Releases

5.1    Upon the Effective Date, Plaintiffs (acting on their own behalf and derivatively on behalf of Aqua Metals), Plaintiffs’ Counsel (acting on their own behalf and derivatively on behalf of Aqua Metals), and each of Aqua Metals’ stockholders (acting derivatively on behalf of Aqua Metals) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished, discharged and dismissed all Released Claims (including Unknown Claims) against the Released Persons.

5.2    Upon the Effective Date, Plaintiffs (acting on their own behalf and derivatively on behalf of Aqua Metals), Plaintiffs’ Counsel (acting on their own behalf and derivatively on behalf of Aqua Metals), and each of Aqua Metals’ stockholders (acting derivatively on behalf of Aqua Metals) shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Derivative Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.3    Upon the Effective Date, Aqua Metals, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Persons. Aqua Metals shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Derivative Action. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

5.4    Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel and their Related Persons, and Aqua Metals’ stockholders (solely in their capacity as Aqua Metals stockholders) and their Related Persons from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1    The Settlement shall be conditioned on the occurrence of all of the following events:

(a)    Court approval of the Settlement, following dissemination of Notice to stockholders and the Settlement Hearing;

(b)    the payment of the Fee and Expense Amount ordered by the Court in accordance with section IV, Paragraph 4 herein;

(c)    entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, providing for dismissal of the Derivative Action with prejudice, without the award of any damages, costs, fees, or the grant of any further relief to any Settling Party, except as provided in Section IV, Paragraph 4 of this Stipulation; and

(d)    the passing of the date upon which the Judgment becomes Final.

6.2    If any of the conditions specified above in Section IV, Paragraph 6.1 are not met, then this Stipulation shall be deemed canceled and terminated unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3    If for any reason the Effective Date does not occur, or if this Stipulation is in any way canceled, terminated, or fails to become Final in accordance with its terms: (a) the Settling Parties and Released Persons shall be restored to their respective positions as of the date immediately preceding the full execution of this Stipulation; (b) any payments made to Plaintiffs’ Counsel pursuant to Section IV, Paragraph 4 shall be refunded and returned to the payor within thirty (30) days of the event that triggered the repayment obligation; (c) the terms and provisions of this Stipulation (other than those set forth in Section IV, Paragraphs 6.2-.6.3, 7.5-7.6) shall have no further force or effect with respect to the Settling Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in the Derivative Action or in any other action or proceeding. In such event, any Judgment or other order entered in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

6.4    No order of the Court, modification, or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, expenses and interest (including the Fee and Expense Amount) or service awards awarded by the Court to Plaintiffs’ Counsel or Plaintiffs shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

7.	Miscellaneous Provisions

7.1    The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

7.2    Pending the Effective Date of this Stipulation or the termination of the Stipulation according to its terms, Plaintiffs and Aqua Metals stockholders, and anyone who acts or purports to act on their behalf, are barred and enjoined from commencing, prosecuting, instigating, continuing directly, representatively, derivatively or in any other capacity, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons.

7.3    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and Aqua Metals and its stockholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to the Released Claims.

7.4    The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties agree that the parties and their respective counsel at all times during the course of the Derivative Action have complied with the requirements of the applicable laws and rules, including, without limitation, F.R.C.P. 11 and all other similar laws and/or rules governing professional conduct. The Settling Parties agree that the claims are being settled voluntarily after consultation with competent legal counsel.

7.5    Neither the Settlement, this Stipulation (including any exhibits attached hereto) nor any act performed or document executed pursuant to or in furtherance of the Stipulation or Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, a concession, admission, or evidence of the validity of any Released Claims, or of any fault, wrongdoing or liability of the Released Persons; or (b) is, may be deemed to be, or may be used as a presumption, concession, admission or evidence of any liability, fault, or omission of any of the Released Persons in any civil, criminal, or administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, except that the Released Persons may file or use the Stipulation and/or the Judgment in any action that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

7.6    This Stipulation may be modified or amended only by a written instrument signed by, or on behalf of, all the Settling Parties or their respective successors-in-interest.

7.7    In construing this Stipulation, no presumption shall be made against any Settling Party on the basis that it was a drafter of this Stipulation.

7.8    The Stipulation and the exhibits attached hereto constitute the entire agreement between the Settling Parties, and no representations, warranties, or inducements have been made to any Settling Party concerning this Stipulation or any of its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Derivative Action, and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

7.9    Plaintiffs represent and warrant they have not assigned or transferred, or attempted to assign or transfer, any rights, claims, or causes of action that were asserted or could have been asserted in connection with, under, or arising out of any of the Released Claims.

7.10    The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.11    In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

7.12    This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

7.13    This Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and Released Persons.

7.14    This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the parties to this Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles.

7.15    Any dispute arising out of or relating to the Settlement shall be resolved by the Mediator, first by way of mediation and, if unsuccessful, then by way of final, binding, non- appealable resolution on the terms and subject to the processes and procedures set forth by the Mediator.

7.16    In the event any proceedings by or on behalf of Aqua Metals, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Aqua Metals, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

7.17    The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorneys.

Dated:8/18/2020	THE BROWN LAW FIRM, P.C. /s/ Timothy Brown Timothy Brown Saadia Hashmi 767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427
Dated: 8/18/2020	HYNES & HERNANDEZ, LLC /s/ Michael J. Hynes Michael J. Hynes Ligaya T. Hernandez 101 Lindenwood Drive, Suite 225 Malvern, PA 19355 Telephone: (484) 875-3116 Co-Lead Counsel for Plaintiffs
Dated: 8/18/2020

GREENBERG TRAURIG, LLP

/s/ Robert A. Horowitz

Robert A. Horowitz

MetLife Building

200 Park Avenue

New York, NY 10 166

Counsel. for Defendants Aqua Metals, Inc.,

Thomas Murphy, Selwyn Mould, Vincent L.

DiVito, Mark Slade, and Mark Stevenson

Dated: 8/18/2020	WILSON SONSINI GOODRICH & ROSATI Steven M. Schatz Steven M. Schatz 650 Page Mill Road Palo Alto, CA 94304 Counsel for Defendant Stephen R. Clarke

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

IN RE AQUA METALS, INC. STOCKHOLDER DERIVATIVE LITIGATION	Master File No.: 1:18-cv-00201-LPS EXHIBIT A

CORPORATE GOVERNANCE REFORMS

Within sixty (60) days of issuance of a final order approving the settlement of the above-captioned action (the “Derivative Action”), Aqua Metals, Inc. (“Aqua Metals” or the “Company”) shall adopt as Board of Director (“Board”) resolutions the following corporate governance reforms (“Reforms”), which shall be maintained for no less than four (4) years after the final order approving the settlement of the Derivative Action is entered:

A.	Separation of the Chairman of the Board and Chief Executive Officer (“CEO”): The Company will adopt a formal policy to separate the Chairman of the Board and CEO positions.

B.	Appointment of an Independent Director to the Board: The Company appointed a fourth independent director on March 1, 2021.

C.

Meetings in Executive Session: The Company will adopt a formal policy to require that the Company’s independent directors meet in executive session at least four (4) times per year. The independent directors will plan, time permitting, to meet after each Board meeting.

D.	Creation of a Disclosure Committee (“DC”): The Company will memorialize a DC Charter to ensure the inclusion of provisions covering the following procedures and responsibilities:

Purpose: The Company will form an executive-level DC to oversee and further the Company’s policy that all disclosures made by the Company to its shareholders or the investment community should be accurate and complete, fairly present the Company’s financial condition and results of operations in all material respects and be made on a timely basis as required by applicable laws and stock exchange requirements.

Membership:

1.	The DC shall be comprised of at least the following members:

(a)	CEO,

(b)	Chief Financial Officer (“CFO”),

(c)	operating heads of accounting, engineering and business development; and

(d)	a member of the Audit Committee of the Board; and

2.	The DC will be authorized to call on other employees to attend meetings and hire outside advisers, as it deems necessary and appropriate to perform its duties and responsibilities.

Process:

1.	The DC shall hold regularly scheduled meetings, which will take place prior to the regularly scheduled meetings of the Audit Committee of the Board;

2.	The Audit Committee member of the Board serving on the DC will report to the Audit Committee of the Board all issues discussed at the DC meetings, including any disclosure issues;

3.	The DC will be provided with all SEC reports and press releases for their review prior to their release; and

4.	On an annual basis, the Board will conduct a review of the DC Charter and make changes as necessary to the charter and the responsibilities of the DC.

E.

Whistleblower Policy: The Company will adopt a new formal whistleblower policy, which shall encourage interested parties to bring forward ethical and legal violations and/or a reasonable belief that ethical and legal violations have occurred to the Audit Committee so that action may be taken to resolve the problems.

1.	Pursuant to the Whistleblower Policy, complaints shall be reviewed by the Audit Committee of the Board and, when appropriate, presented to the full Board.

2.	The Whistleblower Policy shall communicate effectively that Aqua Metals is serious about adherence to its code(s) of conduct and that whistle blowing is an important tool in achieving this goal.

3.	The Whistleblower Policy – with the endorsement of the Board and the most senior management of the Company – must adequately notify employees and independent contractors of the following:

(a)	executives are subject to criminal penalties, including imprisonment, for retaliation against whistleblowers;

(b)	whistleblower complaints may be directed to the Audit Committee, and the complaints will be handled by the Audit Committee anonymously and in confidence;

(c)

if a whistleblower brings his or her complaint to an outside regulator or other governmental entity, he or she will be protected by the terms of the Whistleblower Policy just as if he or she directed the complaint to the Audit Committee; and

(d)	it is both illegal and against Aqua Metals’ policy to discharge, demote, suspend, threaten, intimidate, harass or in any manner discriminate against whistleblowers.

4.	The Company shall remind employees of whistleblower options and whistleblower protections in employee communications provided at least twice a year and via the Company’s intranet.

F.

Continuing Director Education: The Company will adopt a formal policy requiring that each new director, upon appointment to the Board, shall attend the Stanford Directors’ College or a similar program.

G.	Audit Committee of the Board Meetings. The Company will adopt a formal policy requiring that the Audit Committee of the Board meet at least four (4) times per year.

H.	Compensation Committee of the Board Meetings. The Company will adopt a formal policy requiring that the Compensation Committee of the Board meet at least two (2) times per year.

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

IN RE AQUA METALS PHARMACEUTICALS, INC. DERIVATIVE LITIGATION	Master File No.: 1:18-cv-00201-LPS EXHIBIT B

NOTICE TO CURRENT AQUA METALS STOCKHOLDERS OF PROPOSED
SETTLEMENT AND DISMISSAL WITH PREJUDICE OF DERIVATIVE ACTION

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF AQUA METALS, INC. (“AQUA METALS” OR THE “COMPANY”) STOCK (TICKER SYMBOL: AQMS).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTION, AQUA METALS STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation of Settlement, dated August 18, 2021 (the “Stipulation”). The purpose of this Notice is to inform you of:

●

the existence of the above-captioned consolidated derivative action captioned In re Aqua Metals, Inc. Stockholder Derivative Litigation, Master File No.: 1:18-cv-00201-LPS (D. Del.) (“Derivative Action”),

●	the proposed settlement between Plaintiffs[2] and Defendants reached in the Derivative Action (the “Settlement”),
●	the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Derivative Action with prejudice,
●	Plaintiffs’ Counsel’s application for fees and expenses, and
●	Plaintiffs’ monetary service awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Action and of your rights in connection with the proposed Settlement.

2 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

Summary

On August 18, 2021, Aqua Metals, in its capacity as a nominal defendant, entered into the Stipulation in the Derivative Action filed derivatively on behalf of Aqua Metals, in the United States District Court for the District of Delaware (the “Court”) against certain current and former directors and officers of the Company and against the Company as a nominal defendant. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation, and provides that in light of the substantial benefits conferred upon Aqua Metals by Plaintiffs’ Counsel’s efforts, the Company’s insurers will pay Plaintiffs’ Counsel’s attorney’s fees, costs, and expenses of $450,000 (the “Fee and Expense Amount”) and service awards to each of seven Plaintiffs of $1,000 to be paid from the Fee and Expense Amount to the extent approved by the Court.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation posted on the Company’s website, www.aquametals.com, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?

The Derivative Action is brought derivatively on behalf of nominal defendant Aqua Metals and alleges that the Individual Defendants violated the federal securities laws and breached their fiduciary duties by making or permitting the Company to make materially false statements or omissions, causing the Company to fail to maintain internal controls, and committing other violations of state and federal law with respect to the Company’s AquaRefining technology, a novel process of recycling lead. The complaint in the Derivative Action alleges counts for breach of fiduciary duty, unjust enrichment, and violations of Section 14(a) of the Securities Exchange of 1934 (the “Exchange Act”).

Why is there a Settlement of the Derivative Action?

The Court has not decided in favor of Defendants or Plaintiffs in the Derivative Action. Instead, the Settling Parties have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company and Board have determined that the corporate governance reforms that the Company will adopt as part of the Settlement provide a substantial benefit to Aqua Metals and its stockholders.

Defendants deny each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Action. Defendants further assert that, at all times, they acted legally, in good faith, and in a manner they reasonably believed to be and that was in the best interests of Aqua Metals and Aqua Metals’ stockholders. Nonetheless, Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the expense, distraction, and uncertainty of litigation.

The Settlement Hearing and Your Right to Object to the Settlement

On August 19, 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to Aqua Metals stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on November 3, 2021 at 3:00 p.m. before the Honorable Leonard P. Stark, U.S. District Court, District of Delaware, located at the J. Caleb Boggs Federal Building, 844 N. King Street, Unit 26, Wilmington, Delaware 19801, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Derivative Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) whether the Court should approve the agreed-to Fee and Expense Amount; (v) whether the Court should approve the monetary service awards to Plaintiffs, which shall be funded from the Fee and Expense Amount to the extent approved by the Court; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of Aqua Metals, www.aquametals.com, for any change in date, time or format of the Settlement Hearing.

Any Aqua Metals stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file with the Court a written objection. An objector must at least twenty- one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of Aqua Metals common stock as of the date of the Stipulation and through the date of the filing of any such objection, including the number of shares of Aqua Metals common stock held and the date of purchase or acquisition, (c) any and all documentation or evidence in support of such objection; (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN October 19, 2021. The Clerk’s address is:

Clerk of the Court
U.S. DISTRICT COURT, DISTRICT OF DELAWARE
J. Caleb Boggs Federal Building
844 N. King Street, Unit 18
Wilmington, Delaware 19801

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN October 19, 2021. Counsel’s addresses are:

Counsel for Plaintiffs:

Ligaya T. Hernandez HYNES & HERNANDEZ, LLC 101 Lindenwood Drive, Suite 225 Malvern, PA 19355	Timothy Brown THE BROWN LAW FIRM, P.C. 767 Third Avenue, Suite 2501 New York, NY 10017

Counsel for Defendants:

Robert A. Horowitz GREENBERG TRAURIG, LLP MetLife Building 200 Park Avenue New York, NY 10166

An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Aqua Metals stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are an Aqua Metals stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in this Derivative Action, and from pursuing any of the Released Claims.

Interim Stay and Injunction

Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Aqua Metals stockholders, derivatively on behalf of Aqua Metals, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

Scope of the Notice

This Notice is a summary description of the Derivative Action, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Derivative Action, reference is made to the Stipulation, a copy of which may be reviewed and downloaded at (www.aquametals.com).

*         *         *

You may obtain further information by contacting Plaintiffs’ Counsel at: Ligaya T. Hernandez, Hynes & Hernandez, LLC, 101 Lindenwood Drive, Suite 225, Malvern, PA 19355, Telephone: (484) 875-3116, E-mail: lhernandez@hh-lawfirm.com or Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922- 5427, E-mail: tbrown@thebrownlawfirm.net. Please Do Not Call the Court or Defendants with Questions About the Settlement.